EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being Christofer Mowry, a natural person resident in the State of Georgia (the “Signatory”) constitutes and appoints Jennifer Clarke, Esq. or any other member or associated person of Tjong & Hsia LLP acting independently, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign, and make, any and all securities disclosure or compliance filings for and on his behalf with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to done by virtue hereof.

Made this 15th day of May, 2015

/s/Christofer Mowry Christofer Mowry

STATE OF GEORGIA	)
	)	SS:
COUNTY OF FULTON	)

On the 15 day of May, 2015 before me, the undersigned personally appeared Christofer Mowry, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within document and acknowledged to me that he executed the same.

/s/ Notary Public